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                                                                   Exhibit 23.1



               Consent of Independent Certified Public Accountants


To the Board of Directors of Wire One Technologies, Inc.

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 19, 2002, relating to the consolidated financial statements of Wire One Technologies, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP
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BDO Seidman, LLP
Boston, Massachusetts
February 13, 2003